UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 6, 2016

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700
Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 6, 2016, The Macerich Company, a Maryland corporation (the “Company”); The Macerich Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Borrower”); Deutsche Bank AG New York Branch, as administrative agent; Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and U.S. Bank National Association, as joint lead arrangers and joint bookrunning managers; JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, as co-syndication agents; PNC Bank, National Association, as documentation agent; and various lenders party thereto entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”). The Amended Credit Agreement amends and restates the Company’s existing Credit Agreement, dated as of August 6, 2013, which governs its $1.5 billion Revolving Loan Facility.

The Amended Credit Agreement provides for a $1.5 billion revolving loan facility that matures on July 6, 2020, with an option for the Borrower to extend maturity until July 6, 2021. The Borrower has the ability from time to time to increase the size of the facility by up to an additional $500 million, subject to the receipt of lender commitments and other conditions. Commitments under the accordion feature may be made as incremental revolver commitments or as commitments to a new term loan tranche. The Amended Credit Agreement also provides for a sublimit of $50 million for swing line advances. Loans made under the Amended Credit Agreement bear interest, at the Borrower’s election, at either the daily average Base Rate (as defined in the Amended Credit Agreement) or the Reserve Adjusted LIBO Rate (as defined in the Amended Credit Agreement) plus, in both cases, an applicable margin. The applicable margin depends on the Company’s overall leverage ratio and ranges from 0.30% to 1.90% over the selected base rate. As of the date of the Amended Credit Agreement, the applicable margin for Base Rate loans was .325% per annum and the applicable margin for Reserve Adjusted LIBO Rate loans was 1.325% per annum.

The Borrower may voluntarily repay outstanding amounts under the revolving loan facility, in whole or in part, at any time, subject to customary administrative provisions.

All obligations under the Amended Credit Agreement are unconditionally guaranteed by the Company.

The Amended Credit Agreement includes financial covenants requiring a minimum net worth, maximum leverage ratio, minimum fixed charge coverage ratio, maximum secured leverage ratio and maximum floating rate debt. In addition, the Amended Credit Agreement also contains other customary affirmative and negative covenants and events of default.

The Borrower pays a monthly facility fee of 0.20% of the unused facility commitments and other customary fees, as described in the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement, the guaranty and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended Credit Agreement and the guaranty, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1

Second Amended and Restated Credit Agreement, dated as of July 6, 2016, by and among the Company, the Borrower, Deutsche Bank AG New York Branch, as administrative agent; Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and U.S. Bank National Association, as joint lead arrangers and joint bookrunning managers; JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, as co-syndication agents; PNC Bank, National Association, as documentation agent; and various lenders party thereto.

10.2	Guaranty, dated as of July 6, 2016, by the Company in favor of Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

July 12, 2016	By:	/s/ Thomas J. Leanse
Date		Thomas J. Leanse
Senior Executive Vice President
Chief Legal Officer
and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

Second Amended and Restated Credit Agreement, dated as of July 6, 2016, by and among the Company, the Borrower, Deutsche Bank AG New York Branch, as administrative agent; Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and U.S. Bank National Association, as joint lead arrangers and joint bookrunning managers; JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, as co-syndication agents; PNC Bank, National Association, as documentation agent; and various lenders party thereto.

10.2	Guaranty, dated as of July 6, 2016, by the Company in favor of Deutsche Bank AG New York Branch, as administrative agent.